Exhibit 99.1

Investor Contact: Doug Sherk / Jenifer Kirtland 415-896-6820 jkirtland@evcgroup.com	Corporate Contact: Steve Martin 858-795-7525 IR@bakbone.com	Media Contact: Amber Winans 858-795-7584 amber.winans@bakbone.com

FOR IMMEDIATE RELEASE

BakBone Announces Revocation of Canadian Cease Trade Orders

SAN DIEGO, Calif. — April 28, 2009 — BakBone Software, Incorporated (Pink Sheets: BKBO), a global provider of heterogeneous integrated data protection solutions, today announced that the cease trade orders which prohibited trading of BakBone securities in Canada have been revoked.

The Company filed in February of 2009 its Report on Form 10-K for the years ended March 31, 2007 and 2008 and its reports on Form 10-Q for the first, second and third quarters for the fiscal year that ended on March 31, 2009. With the filing of these reports with the U.S Securities and Exchange Commission and the relevant Canadian securities regulators, BakBone has now disclosed the financial results for all periods for which financial results were due. On February 6, 2009, the Company filed an application to lift the cease trade orders which now has been granted in each of the provinces of Alberta, Ontario and British Columbia.

The Company’s common shares continue to trade on the Pink Sheets in the U.S. markets under the symbol BKBO, and BakBone continues to operate as an independent entity with 265 worldwide employees serving customers’ data protection needs.

About BakBone Software

BakBone is committed to making data protection a simple, straightforward process while delivering its Integrated Data Protection (IDP) strategy through an award-winning product suite. This suite provides unprecedented capabilities not only to protect critical data – but more importantly, to ensure the availability of that data as well. BakBone’s products offer a single point of control for managing resources across all platforms, providing improved operational efficiency, reduced system downtime, improved availability and enhanced security to support the business growth of enterprise environments. Thousands of users worldwide leverage BakBone’s IDP approach to simplify the management of multi-platform environments with a portfolio of backup, disaster recovery, replication and storage reporting solutions for Linux, Windows, Unix and Mac OS environments. These scalable data protection solutions address the demands of Global 5000 organizations and are distributed through a worldwide network of select OEM partners, strategic partners, resellers and solution providers. BakBone is headquartered in San Diego, Calif. For more information about BakBone, visit www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: the deteriorating economic and market conditions that could lead to reduced spending on information technology products; competition in our target markets; potential capital needs; management of future growth and expansion; the development, implementation and execution of the Company’s Integrated Data Protection (IDP) strategic vision; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s existing and newly introduced products and fee structures; and the success of BakBone’s brand development efforts; risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the Company’s products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the relevant Canadian securities regulators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, other than as required under applicable securities laws.

BakBone®, BakBone Software®, NetVault®, Application Plugin Module™, BakBone logo®, Integrated Data Protection™, Redefining Data Protection™, Constant Data™, Constant Data logo™, Constant Replicator™, OnDemand Replicator™, and Constant HA Cluster™, are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.